EXHIBIT 10.17

APRIA HEALTHCARE GROUP INC.
2003 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK PURCHASE RIGHTS AWARD AGREEMENT

      THIS RESTRICTED STOCK PURCHASE RIGHTS AWARD AGREEMENT (this “Award Agreement”) dated ____________, 20____ by and between APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Corporation”), and ________________________ (the “Grantee”) evidences the award (the “Award”) of restricted stock purchase rights (“RSPRs”) granted by the Corporation to the Grantee as to the number of RSPRs first set forth below.

Number of RSPRs:[1] _____	Award Date: _____________, 20___
Exercise Price per Share:[1] $_______	Expiration Date:[1,2]________, 20___
Performance-Based Vesting Period: January 1, 20___ – December 31, 20___
Time-Based Vesting Date: December 31, 20___

      The Award is granted under the Apria Healthcare Group Inc. 2003 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Restricted Stock Purchase Rights (the “Terms”) attached to this Award Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Grantee acknowledges receipt of a copy of the Terms and the Plan.

“GRANTEE” ______________________________________ Signature ______________________________________ Print Name	APRIA HEALTHCARE GROUP INC. a Delaware corporation By:__________________________________ Print Name:___________________________ Title:________________________________

CONSENT OF SPOUSE

      In consideration of the Corporation’s execution of this Award Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

__________________________________ Signature of Spouse	______________________ Date

_________________
1    Subject to adjustment under Section 7.1 of the Plan.
2    Subject to early termination under Sections 2 and 4 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF RESTRICTED STOCK PURCHASE RIGHTS

1.     RSPRs; Vesting.

         1.1     RSPRs.   Each RSPR subject to the Award represents a right to purchase one share of the Corporation’s Common Stock at the Exercise Price set forth on the cover page of this Award Agreement, subject to vesting as provided herein. Except as expressly provided elsewhere in this Award Agreement, RSPRs shall vest and become exercisable only as provided in this Section 1. RSPRs may be exercised only to the extent they are vested and exercisable and only prior to the expiration of the Award as provided herein. Fractional share interests shall be disregarded for purposes of the Award.

         1.2     Performance-Based Vesting.   Subject to Sections 2 and 4 below, promptly following the conclusion of the Performance-Based Vesting Period (as set forth on the cover page of this Award Agreement), the Compensation Committee of the Corporation’s Board of Directors (the “Committee”) shall determine the number of RSPRs subject to the Award (if any) that have vested based on the actual performance of the Corporation during the Performance-Based Vesting Period (“Actual Performance”) relative to the Performance Target (“Performance Target”) established by the Committee for such period as set forth on Schedule A attached hereto (“Performance-Based Vesting”). RSPRs shall vest under this Section 1.2 as of the conclusion of the Performance Period as follows:

•	if Actual Performance is equal to or exceeds 100% of the Performance Target, 100% of the RSPRs subject to the Award shall vest;
•	if Actual Performance equals 95% of the Performance Target, 50% of the RSPRs subject to the Award shall vest;
•

if Actual Performance equals an amount greater than 95% but less than 100% of the Performance Target, between 50% and 100% of the RSPRs subject to the Award shall vest on a linear basis (e.g., if Actual Performance equals 97.5% of the Performance Target, 75% of the RSPRs subject to the Award shall vest);

•	if Actual Performance is less than 95% of the Performance Target, 0% of the RSPRs subject to the Award shall vest pursuant to this Section 1.2.

         1.3     Time-Based Vesting.   Subject to Sections 2 and 4 below, the portion of the RSPRs subject to the Award that do not become vested pursuant to Section 1.2 shall become fully vested as of the Time-Based Vesting Date set forth on the cover page of this Award Agreement (“Time-Based Vesting”). (The term “Time-Based Vesting Period” means the period of time commencing with the Award Date and ending with the Time-Based Vesting Date.)

2.     Termination of Employment/Service; No Employment/Service Commitment.

         2.1     Continuance of Employment/Service Required.   Performance-Based Vesting and Time-Based Vesting of RSPRs subject to the Award and the rights and benefits under this Award Agreement require continued employment or service through the conclusion of the Performance-Based Vesting Period or through the Time-Based Vesting Date, as applicable. Except as expressly provided in this Section 2 or in Section 4, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided herein or under the Plan.

         2.2     Possible Vesting upon Termination of Employment/Service.   If the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”). The Committee shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Award Agreement.

                 2.2.1      Termination Due to Disability or Retirement Prior to End of Performance-Based Vesting Period.   In the event the Grantee’s employment or services terminate due to the Grantee’s Disability (as defined below) or Retirement (as defined below) prior to the conclusion of the Performance-Based Vesting Period, the number of RSPRs subject to the Award that shall become vested as of the conclusion of the Performance-Based Vesting Period shall equal the sum of (a) the number of RSPRs subject to the Award that would have vested as of the conclusion of the Performance-Based Vesting Period in accordance with Section 1.2 above (assuming no termination of employment or services had occurred) multiplied by a fraction, the numerator of which shall be the number of whole months during the Performance-Based Vesting Period the Grantee was employed by or rendered services to the Corporation or a Subsidiary and the denominator of which shall be the number of whole months in the Performance-Based Vesting Period; and (b) the number of RSPRs subject to the Award that would not have vested as of the conclusion of the Performance-Based Vesting Period in accordance with Section 1.2 above (assuming no termination of employment or services had occurred) multiplied by a fraction, the numerator of which shall be the number of whole months during the Time-Based Vesting Period the Grantee was employed by or rendered services to the Corporation or a Subsidiary and the denominator of which shall be the number of whole months in the Time-Based Vesting Period. If this Section 2.2.1 applies, any RSPRs subject to the Award that do not vest in accordance with the foregoing provisions shall terminate as of the conclusion of the Performance-Based Vesting Period.

                 2.2.2      Termination Due to Death Prior to End of Performance-Based Vesting Period.   In the event the Grantee’s employment or services terminate due to the Grantee’s death prior to the conclusion of the Performance-Based Vesting Period, the number of RSPRs subject to the Award that shall become vested shall equal the sum of (a) the number of RSPRs subject to the Award that would have vested as of the conclusion of the Performance-Based Vesting Period in accordance with Section 1.2 above (assuming no termination of employment or services had occurred) multiplied by a fraction, the numerator of which shall be the number of whole months during the Performance-Based Vesting Period the Grantee was employed by or rendered services to the Corporation or a Subsidiary and the denominator of which shall be the number of whole months in the Performance-Based Vesting Period; and (b) the number of RSPRs subject to the Award that would not have vested as of the conclusion of the Performance-Based Vesting Period in accordance with Section 1.2 above (assuming no termination of employment or services had occurred) multiplied by a fraction, the numerator of which shall be the number of whole months during the Time-Based Vesting Period the Grantee was employed by or rendered services to the Corporation or a Subsidiary and the denominator of which shall be the number of whole months in the Time-Based Vesting Period; provided, however, that if the Grantee’s death occurs prior to January 1 of the final year of the Performance-Based Vesting Period, the number of RSPRs to be pro-rated pursuant to clause (a) above shall be determined as if the Performance-Based Vesting Period had ended on December 31 of the calendar year in which the Grantee’s death occurred (a “Short Performance-Based Vesting Period”) and the Performance Target reflected on Schedule A hereto shall be adjusted pro-rata to reflect such Short Performance-Based Vesting Period. If this Section 2.2.2 applies, any RSPRs subject to the Award that do not vest in accordance with the foregoing provisions shall terminate as of the conclusion of the Performance-Based Vesting Period.

                 2.2.3      Termination Due to Death, Disability or Retirement after Performance-Based Vesting Period.   In the event the Grantee’s employment or services terminate due to the Grantee’s death, Disability or Retirement after the conclusion of the Performance-Based Vesting Period, the number of RSPRs subject to the Award that shall become vested shall equal the number of RSPRs that did not vest as of the conclusion of the Performance-Based Vesting Period in accordance with Section 1.2 above multiplied by a fraction, the numerator of which shall be the number of whole months during the Time-Based Vesting Period the Grantee was employed by or rendered services to the Corporation or a Subsidiary and the denominator of which shall be the number of whole months in the Time-Based Vesting Period. If this Section 2.2.3 applies, any RSPRs subject to the Award that do not vest in accordance with the foregoing provisions shall terminate as of the Grantee’s Severance Date.

                 2.2.4     Termination for Any Reason Other than Death, Disability or Retirement.   Subject to Section 4 below, in the event the Grantee’s employment or services terminate for any reason other than the Grantee’s death, Disability or Retirement, the Award and any RSPRs subject to the Award, to the extent not vested on the Severance Date, shall terminate as of the Severance Date.

                 2.2.5     Definitions.   For purposes of this Award Agreement, “Disability” means a permanent disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee). For purposes of this Award Agreement, “Retirement” means a termination of employment by the Grantee that occurs both (a) upon or after the Grantee’s attainment of age 55 and (b) upon or after the date when the sum of the Grantee’s age and the Grantee’s years of service to the Corporation and its Subsidiaries (such years of service determined in accordance with the rules for determining years of service under the Corporation’s 401(k) Plan) is at least 60.

                  2.2.6     Time for Exercise of Award Following Termination of Employment.   In the event that the Grantee’s employment or services terminate due to the Grantee’s death or Disability, any RSPRs subject to the Award that are vested at the time of or become vested in connection with such termination of employment shall continue to be exercisable until the later of (a) one year following the Grantee’s Severance Date, or (b) one year following the date that such RSPRs became vested, and, to the extent not exercised, shall terminate immediately following such period. In the event that the Grantee’s employment or services terminate due to the Grantee’s Retirement, any RSPRs subject to the Award that are vested at the time of or become vested in connection with such termination of employment shall continue to be exercisable until the later of (a) three years following the Grantee’s Severance Date, or (b) one year following the date that such RSPRs became vested, and, to the extent not exercised, shall terminate immediately following such period. Subject to Section 4 below, in the event that the Grantee’s employment or services terminate for any reason other than the Grantee’s death, Disability or Retirement, any RSPRs subject to the Award that are vested at the time of such termination of employment shall continue to be exercisable for three months following such termination and, to the extent not exercised, shall terminate immediately following such period. Notwithstanding the foregoing, in no event shall an RSPR be exercised after the Expiration Date.

         2.3     No Employment/Service Commitment.   Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

3.     Exercise of RSPRs.

         3.1     General.   To the extent that the RSPRs subject to the Award are vested and exercisable, the Grantee has the right to exercise such RSPRs (to the extent not previously exercised), and such right shall continue until the expiration or earlier termination of the Award. Fractional interests in RSPRs shall be disregarded, but may be cumulated. No fewer than 100(1) shares of Common Stock may be purchased at any one time, unless the number purchased is the total number of RSPRs at the time exercisable under the Award.

         3.2     Method of Exercise.   Vested RSPRs shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Award (or completion of such other administrative exercise procedures as the Committee may require from time to time) and accompanied by:

•

payment in full for the Exercise Price of the shares to be purchased in accordance with Section 5.5 of the Plan, subject to such further limitations and rules or procedures as the Committee may establish from time to time as to any non-cash payment;

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan; and
•	any written statements or agreements required pursuant to Section 8.1 of the Plan.

4.     Early Termination of Award; Changes in Control.

         4.1     Possible Termination of Award upon Change in Control.   The Administrator may terminate the RSPRs upon a dissolution of the Corporation or other event described in Section 7.1 of the Plan that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), or upon a Change in Control Event (as defined in the Plan); provided, as a condition precedent to any such termination, that (1) the Administrator shall, subject to the exceptions set forth in the last two sentences of this paragraph and further subject to Section 4.3, fully vest the outstanding and otherwise unvested RSPRs subject to the Award, and (2) the Grantee shall be given reasonable advance notice of the acceleration and impending termination and a reasonable opportunity to exercise the outstanding vested RSPRs subject to the Award (including any RSPRs that vest pursuant to the foregoing clause) before the termination of the Award (except that in no case shall more than ten days’ notice of the accelerated vesting and impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event). (If the Administrator provides for the termination of the RSPRs upon a dissolution of the Corporation or other event described in Section 7.1 of the Plan that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), such event is referred to as a “Termination Event.”) The Corporation shall provide for the substitution, assumption, exchange or other continuation or settlement of the Award if it is not so terminated in connection with a Termination Event or Change in Control Event. Any acceleration of the RSPRs shall comply with applicable legal requirements. The Administrator may reinstate the original terms of an award if a Change in Control Event or Termination Event giving rise to the acceleration does not actually occur.

         4.2     Termination of Employment in Connection with a Change in Control.   The following provisions of this Section 4.2 supercede any inconsistent provision of Section 2.2. The Award shall be deemed to be fully vested as of the Grantee’s Severance Date if the Grantee incurs a Qualifying Termination. The Grantee shall be deemed to have incurred a “Qualifying Termination” for this purpose if any of the following events occur:

•

the Grantee's employment is terminated by the Corporation or a Subsidiary without Cause within the period that ends with a Change in Control Event and begins with the first to occur of (i) the initial public announcement of the Change in Control Event, and (ii) the 90th day preceding the Change in Control Event,

•

the Grantee's employment is terminated by the Corporation or a Subsidiary for any reason other than Cause (and other than due to the Grantee's death or Disability) upon or at any time within two years following the Change in Control Event, or

•	the Grantee terminates employment with the Corporation or a Subsidiary for Good Reason upon or at any time within two years following the Change in Control Event.

      Subject to Section 4.1, if the Grantee incurs a Qualifying Termination, the RSPRs subject to the Award shall continue to be exercisable until three years after the Grantee’s Severance Date. Notwithstanding the foregoing, in no event shall an RSPR be exercised after the Expiration Date.

     For purposes of this Award Agreement, “Cause” means the occurrence of either or both of the following: (1) the Grantee’s conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability); or (2) the willful engaging by the Grantee in misconduct that is significantly injurious to the Corporation. However, no act or failure to act, on the Grantee’s part shall be considered “willful” unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interest of the Corporation.

      For purposes of this Award Agreement, “Good Reason” means, without the Grantee’s express written consent, the occurrence of any one or more of the following: (1) a material reduction in the nature or status of the Executive’s authorities, duties, and/or responsibilities, (when such authorities, duties, and/or responsibilities are viewed in the aggregate) from their level in effect on the day immediately prior to the Change in Control Event; (2) a reduction in the Grantee’s base salary from its highest level in effect at any point in the three months preceding the Change in Control Event; a significant reduction in the Grantee’s aggregate incentive opportunities under the Corporation’s short and/or long-term incentive programs, as such opportunities exist immediately prior to the Change in Control Event; (3) the failure of the Corporation to maintain the Grantee’s relative level of coverage and accruals under the Corporation’s employee benefit and/or retirement plans, policies, practices, or arrangements in which the Grantee participates immediately prior the Change in Control Event (both in terms of the amount of benefits provided, and amounts accrued) (for this purpose, the Corporation may eliminate and/or modify existing programs and coverage levels; provided, however, that the Grantee’s level of coverage under all such programs must be at least as great as is provided to executives who have the same or lesser levels of reporting responsibilities within the Corporation’s organization); or (4) the Grantee is informed by the Corporation that his or her principal place of employment for the Corporation will be relocated to a location that is greater than fifty (50) miles away from the Grantee’s principal place of employment for the Corporation immediately prior to the Change in Control Event).

         4.3     Section 280G.   Notwithstanding anything else contained in this Section 4 to the contrary, in no event shall the Award be accelerated to an extent or in a manner which would not be fully deductible by the Corporation for federal income tax purposes because of Section 280G of the Code. If the Grantee would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Grantee may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if the Grantee is a party to an employment or other agreement with the Corporation, or is a participant in a severance program sponsored by the Corporation, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the Award (for example, and without limitation, the Grantee may be a party to an employment agreement with the Corporation that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to the Award).

5.     Non-Transferability.

      The Award and any other rights of the Grantee under this Award Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

6.     Notices.

      Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

7.     Stock Ownership Requirements.

      The Award and all rights of Grantee under this Award Agreement or in connection with any shares of the Corporation’s Common Stock purchased pursuant to this Award Agreement are and shall be subject to, and Grantee agrees to be bound by, all of the terms and conditions of the Stock Ownership Requirements Agreement between the Corporation and Grantee and the “Requirements” referenced and defined therein.

8.     Plan.

      The Award and all rights of the Grantee under this Award Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

9.     Entire Agreement.

      This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.     Governing Law.

      This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

11.     Effect of this Agreement.

      This Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.     Counterparts.

      This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.     Section Headings.

      The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.